Exhibit 10.2

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND CONSENT

as of May 6, 2011

Wells Fargo Bank, National Association, as Agent

110 East Broward Boulevard, Suite 1100

Ft. Lauderdale, Florida 33301

Ladies and Gentlemen:

WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Lighting Science”), as set forth in the Loan and Security Agreement, dated November 22, 2010, by and among Lighting Science, the other Borrowers (as defined in the Loan Agreement), BIOLOGICAL ILLUMINATION, LLC, a Delaware limited liability company (“Biological”), LSGC, LLC, a Delaware limited liability company (“LSGC”, and together with Biological and any other Person that at any time after the date hereof becomes a Guarantor, each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders, as amended by the Amendment No. 1 to Loan and Security Agreement, dated as of April 22, 2011, and this Amendment No. 2 to Loan and Security Agreement and Consent (“Amendment No. 2”) (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this letter agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrowers and Guarantors have requested that Agent and Lenders (a) consent to the incurrence by Lighting Science of the LSGC Holdings II Indebtedness pursuant to the LSGC Holdings II Documents, and (b) make certain amendments to the Loan Agreement and other Financing Agreements as set forth herein, which Agent and Lenders are willing to do subject to the terms and conditions set forth in this Amendment No. 2.

The parties hereto wish to enter into this Amendment No. 2 to evidence and effectuate such amendments and consents and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2. Amendments to Loan Agreement.

(a) Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definitions:

“Amendment No. 2 to Loan Agreement” shall mean Amendment No. 2 to Loan and Security Agreement and Consent, dated as of May 6, 2011, by and among Borrowers, Guarantors, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“LSGC Holdings II” shall mean LSGC Holdings II LLC, a Delaware limited liability company.

“LSGC Holdings II Documents” shall mean the Demand Promissory Note, dated May 6, 2011, in the original principal amount of $6,500,000 by Lighting Science in favor of LSGC Holdings II, and all other agreements, documents and instruments at any time executed and/or delivered to, with or in favor of LSGC Holdings II in connection with the LSGC Holdings II Indebtedness or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“LSGC Holdings II Indebtedness” shall mean the unsecured Indebtedness owing by Lighting Science to LSGC Holdings II pursuant to the LSGC Holdings II Documents in the aggregate original principal amount of $6,500,000, and all interest, fees, reimbursement obligations, expenses, indemnification and other obligations with respect thereto.

“LSGC Holdings II Subordination Agreement” shall mean that certain Subordination Agreement, dated as of May 6, 2011, by and among LSGC Holdings II, Lighting Science and Agent.

(b) LSGC Holdings II Indebtedness. Section 9.9 of the Loan Agreement is hereby amended by deleting the period at the end of subparagraph (f), replacing it with “; and” and adding the following new subparagraph (g) at the end thereof as follows:

“(g) the LSGC Holdings II Indebtedness, subject to the terms of the LSGC Holdings II Subordination Agreement.”

(c) Advances to Lighting Science Mexico. Section 9.12(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business; (ii) regularly scheduled payments by Borrowers and Guarantors to Sponsor of the quarterly “Services Fees” (as defined in the Sponsor Management Agreement as in effect on the date hereof); provided, that, as of the date of any payment of such management fee, and after giving effect thereto, no Default or Event of Default shall exist or have occurred; (iii) advances or payments to or for the benefit of Lighting Science Mexico in the ordinary course of business for general operating, working capital and other proper corporate or limited liability company purposes (as applicable) of Lighting Science Mexico in an aggregate amount not to exceed (A) $500,000 in the aggregate from and after the date hereof through and including December 31, 2010, and (B) with respect to the fiscal year ending 2011 and for each fiscal year thereafter, $500,000 during any fiscal month of Borrowers and Guarantors (or such other amount agreed to by Agent in good faith and in exercise of reasonable (from the perspective of an asset based secured lender) business judgment) during any fiscal month of Borrowers and Guarantors; (iv) advances or payments to or for the benefit of any Subsidiaries of Borrowers (other than Lighting Science Mexico and any Subsidiary of Borrowers that is a Guarantor) in the ordinary course of business for general operating, working capital and other proper corporate or limited liability company purposes (as applicable) of such Subsidiaries in an aggregate amount not to exceed (A) with respect to the fiscal years ending 2010 and 2011, $250,000 during any fiscal month of Borrowers and Guarantors, and (B) with respect to the fiscal year ending 2012 and for each fiscal year thereafter, $250,000 (or such other amount agreed to by Agent in good faith and in exercise of reasonable (from the perspective of an asset based secured lender) business judgment) during any fiscal month of Borrowers and Guarantors; (v) so long as a Borrower or Guarantor is treated as a flow-through entity for tax purposes, such Borrower or Guarantor may distribute to its parent, to the extent actually payable by such parent to the applicable taxing authority, with respect to each taxable year an aggregate amount equal to the product of (A) the maximum combined federal and state income tax rate applicable to corporations doing business in the state to which such parent allocates at least ten (10%) percent of its taxable income and which has the highest such rate (or the state in which such parent allocates more income than any other state, if it doesn’t allocate at least ten (10%) percent of its taxable income to any state) multiplied by (B) the excess of the taxable income of such parent for such taxable year over the taxable losses of such parent for all prior taxable years that have not previously been used to reduce taxable income pursuant to this clause (b)(iii); or (vi) the LSGC Holdings II Indebtedness as permitted under Section 9.9(g) hereof.”

3. Consent. Notwithstanding anything to the contrary contained in the Loan and Security Agreement and the other Financing Agreements, subject to the satisfaction of the terms and conditions of this Amendment No. 2, as a one-time accommodation to Borrowers and Guarantors, Agent, for itself and on behalf of Secured Parties, hereby consents to the incurrence by Lighting Science of the LSGC Holdings II Indebtedness and to the execution, delivery and performance by Lighting Science of the LSGC Holdings II Documents upon and subject to the terms and conditions set forth in the Loan Agreement (as amended hereby) and the LSGC Holdings II Subordination Agreement; provided, that, each of the following conditions shall have been satisfied:

(a) on the date hereof, Agent shall have received a true and correct copies of the LSGC Holdings II Documents, duly authorized executed and delivered by the parties thereto;

(b) on the date hereof, Agent shall have received the Subordination Agreement, duly authorized, executed and delivered by Borrowers, Guarantors, Agent and LSGC Holdings II; and

(c) immediately prior, and immediately after giving effect to the transactions contemplated under the LSGC Holdings II Documents, there shall exist no Default or Event of Default.

4. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents, warrants and covenants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans to Borrowers:

(a) this Amendment No. 2 and each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 2, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary corporate or limited liability company action (as applicable) on the part of Borrowers and Guarantors which are a party hereto and thereto and, if necessary, their respective stockholders, as the case may be, and the agreements and obligations of Borrowers and Guarantors, as the case may be, contained herein and therein constitute the legal, valid and binding obligations of Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b) the execution, delivery and performance of the Amendment Documents (a) are all within Borrowers’ and Guarantors’ respective corporate or limited liability company powers (as applicable), (b) are not in contravention of law or the terms of Borrowers’ or Guarantors’ certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Borrowers or Guarantors are a party or by which Borrowers or Guarantors or their respective property are bound and (c) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lender pursuant to the Loan Agreement and the other Financing Agreements as amended hereby;

(c) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(d) no Default or Event of Default exists as of the date of this Amendment No. 2.

5. Conditions Precedent. This Amendment No. 2 shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent:

(a) the receipt by Agent of an original (or faxed or electronic copy) of this Amendment No. 2, duly authorized, executed and delivered by Borrowers, Guarantors, Agent and Lenders; and

(b) immediately prior, and immediately after giving affect to the amendments and agreements set forth herein, there shall exist no Default or Event of Default.

6. Additional Events of Default. Borrowers and Guarantors acknowledge, confirm and agree that the failure of any Borrower or Guarantor to comply with the covenants and agreements contained herein shall constitute an Event of Default under the Financing Agreements.

7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 2 and the other Financing Agreements, the terms of this Amendment No. 2 shall control. The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment No. 2.

9. Governing Law. The validity, interpretation and enforcement of this Amendment No. 2 and any dispute arising hereunder, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

10. Binding Effect. This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11. Counterparts. This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 2 by telecopier or other electronic method of communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 2. Any party delivering an executed counterpart of this Amendment No. 2 by telecopier or other electronic method of communication also shall deliver an original executed counterpart of this Amendment No. 2, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 2 as to such party or any other party.

[Remainder of Page Intentionally Left Blank]

By the signature hereto of their duly authorized officers, the parties hereto agree as set forth herein.

Very truly yours,

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Chief Financial Officer

GUARANTORS:

BIOLOGICAL ILLUMINATION, LLC

By:	/s/ Fred Maxik
Name:	Fred Maxik
Title:	Manager

LSGC, LLC, as Guarantor

By:	Lighting Science Group Corporation, its sole member

By:	/s/ Gregory T. Kaiser
Name:	Gregory T. Kaiser
Title:	Assistant Secretary

AGREED:

AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Wanda Alverio
Name:	Wanda Alverio
Title:	Vice President

[Signature Page to Amendment No. 2 to LSA and Consent]